Exhibit 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Sponsors and Trustee of
Municipal Investment Trust Fund--Multistate Series--306, (Florida, New Jersey and New York Insured Trusts) Defined Asset Funds

We consent to the use in this Post-Effective Amendment No. 3 to Registration Statement No. 333-19659 of our opinion dated March 29, 2000 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading "Miscellaneous--Auditors" in such Prospectus.

DELOITTE & TOUCHE LLP
New York, N.Y.
April 19, 2000